UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2008

REDWOOD TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-13759 (Commission File Number)	68-0329422 (I.R.S. Employer Identification No.)

One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices and Zip Code)

(415) 389-7373
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF PRINCIPAL OFFICERS.

On January 16, 2008, Redwood Trust, Inc. (the “Company”) and Martin Hughes, Vice President, Chief Financial Officer, and Secretary of the Company, and Harold Zagunis, Vice President of the Company, entered into amendments to their respective employment agreements providing for an increase in the annual base salary payable under the agreements, effective January 1, 2008. The amendments provide for an increase in the 2008 base salaries for Mr. Hughes from $450,000 to $500,000 and for Mr. Zagunis from $325,000 to $400,000.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	Amendment to Employment Agreement, by and between Redwood
Trust, Inc. and Martin S. Hughes, dated as of January 16, 2008.

10.2	Amendment to Employment Agreement, by and between Redwood
Trust, Inc. and Harold F. Zagunis, dated as of January 16, 2008.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 18, 2008	REDWOOD TRUST, INC.
	By:	/s/ Martin S. Hughes
Martin S. Hughes
Vice President, Chief Financial Officer, and Secretary

EXHIBIT INDEX
Exhibit No.	Description
10.1	Amendment to Employment Agreement, by and between Redwood
Trust, Inc. and Martin S. Hughes, dated as of January 16, 2008.

10.2	Amendment to Employment Agreement, by and between Redwood
Trust, Inc. and Harold F. Zagunis, dated as of January 16, 2008.